PRICING OF OFFERING OF INVERESK RESEARCH GROUP, INC. COMMON STOCK

CARY, N.C. April 1, 2004 — Inveresk Research Group, Inc. (Nasdaq: IRGI) announced today that its principal stockholder yesterday agreed to sell 5,000,000 shares of Inveresk Research common stock at an initial price to the public of $26.75 per share. The offering is comprised entirely of shares being offered by such principal stockholder. The underwriter for the offering is Goldman, Sachs & Co.

This press release does not constitute an offer of the securities described herein. A registration statement relating to the securities has been previously declared effective by the Securities and Exchange Commission. The offering is being made solely by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained from Goldman Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Prospectus Department.

Inveresk is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. The company is based in Cary, North Carolina with facilities in Edinburgh, Scotland and Montreal, Canada.